UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 1, 2011

China Intelligent Lighting and Electronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34783	26-1357819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 29 & 31, Huanzhen Road, Shuikou Town, Huizhou, Guangdong, People’s Republic of China 516005

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3138511

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2011, Su Yang resigned as a director of China Intelligent Lighting and Electronics, Inc. (the “Company”), including Su Yang’s positions on the Company’s Audit Committee, Compensation Committee and Nominating Committee, effective immediately.  Su Yang’s resignation was for personal reasons and was not due to any disagreement with the Company.  On March 1, 2011, the Company’s board of directors (the “Board”) appointed Ruxiang Niu to serve as an independent director of the Company. The Board determined that Ruxiang Niu is independent in accordance with the applicable rules of the NYSE Amex LLC.   The Board also appointed Ruxiang Niu as a member of the Company’s Audit Committee, as Chair to the Company’s Compensation Committee and as a member of the Company’s Nominating Committee.

Ruxiang Niu, age 48, served as a director of NIVS IntelliMedia Technology Group, Inc. from December 2008 to April 2010.  From January 2007 to October 2008, Mr. Niu served as the Vice General Manager of Shanghai Pudong Real Estate Trust Investment Company Limited, a real estate investment company, and was responsible for real estate investments. From December 2005 to December 2006, Mr. Niu served as the Chief Executive Officer of Beijing Bangsheng Investment Company Limited, a financial investment company, and was responsible for investments, mergers and acquisitions and company financing, and also served as the Chief Capital Consultant of Shirong (Shenzhen) International Financial Group, a financial investment company, and was responsible for investments, mergers and acquisitions and company financing. From March 2003 to Novemb er 2005, Mr. Niu served as the Chief Executive Officer of Beijing Dovon Net Company Limited, a financial investment company, and was responsible for financing and investment communications. From March 2000 to December 2002, Mr. Niu served as the Assistant to the Chief Executive Officer of Shidean (Shenzhen) Technologies Company Limited, an electronic intelligent security company, and was responsible for managing the company’s Electronic Research Center and building intelligent electronic systems. From September 1999 to July 2000, Mr. Niu served as an Associate Professor at Macau University. From March 1995 to August 1996, Mr. Niu served as the Vice General Manager of China Golden Net Investment Company Limited, a financial investment company, and was responsible for website operation and investment. Mr. Niu received a PhD in international finance from the Hong Kong Polytechnic University in 2008.

There are no arrangements or understandings between Mr. Niu and any other persons pursuant to which Mr. Niu was selected as a director.  Mr. Niu has not been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Intelligent Lighting and Electronics, Inc.

Dated: March 1, 2011	By: /s/ Li Xuemei
Name: Li Xuemei
Title: Chief Executive Officer